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Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

(as of the date of filing)

GT Solar International, Inc. (the Registrant; Delaware corporation)

Domestic subsidiaries:

        GT Solar Incorporated (Delaware corporation)

        GT Equipment Holdings, Inc. (New Hampshire corporation)

        GT Global, LLC (New Hampshire corporation)

Foreign Subsidiaries

        GT Solar Mauritius, Ltd. (Republic of Mauritius corporation)

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  Exhibit 21.1